Exhibit 10.15

MALIBU BOATS, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [__________] (the “Grant Date”), by and between Malibu Boats, Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”), in connection with a Restricted Stock Unit Award (the “Award”) under the Malibu Boats, Inc. Long-Term Incentive Plan (the “Plan”).
The Company has established the Plan by action of its Board. The Participant has been granted a Restricted Stock Unit Award that is described herein.
In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of this Award:
1.Award of Restricted Stock Units. Subject to the terms and conditions set forth in the Plan and herein, the Company grants to the Participant an Award of [__________] restricted stock units (the “Restricted Stock Units”), subject to adjustment as provided in Section 3.3 of the Plan. Each Restricted Stock Unit represents the Company’s unfunded and unsecured obligation to issue a share of Common Stock to the Participant in accordance with the terms and conditions of this Agreement. The Restricted Stock Units are subject to forfeiture in the event of the termination of the Participant’s employment with the Company or a Subsidiary prior to the vesting of such Restricted Stock Units or if any applicable performance vesting requirements are not achieved, as and if specified herein.

2.Transfer of Award. Except for transfers pursuant to a will or the laws of descent and distribution, this Award is not transferable and the Participant may not make any disposition of the Restricted Stock Units described herein, or any interest herein, prior to the dates that the Company has issued shares of Common Stock to the Participant in accordance with Paragraph 6 or the Plan. As used herein, “disposition” means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant’s lifetime or upon or after the Participant’s death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

3.Vesting of Award. Subject to Paragraph 4 below, the Award will vest as follows:

(a)Time-Based Restricted Stock Units. One hundred percent (100%) of the total number of Restricted Stock Units subject to the Award (the “Time-Based Units”) (subject to adjustment as provided in Section 3.3 of the Plan) shall vest ratably in substantially equal annual installments on each of the first four annual anniversaries of the Grant Date. This means that (subject to adjustment as provided in Section 3.3 of the Plan), [____] Restricted Stock Units shall vest on [_____], [____] Restricted Stock Units shall vest on [_____], [____] Restricted Stock Units shall vest on [_____], and [____] Restricted Stock Units shall vest on [_____].

4.Termination. On the date that a Participant’s provision of services to the Company or a Subsidiary in his or her capacity as an employee, non-employee member of the Board, consultant or independent advisor ceases for any reason, and the Participant does not thereupon provide services to the Company or any Subsidiary, the Participant will forfeit all Restricted Stock Units subject to the Award which have not yet become vested in accordance with the vesting schedule set forth in Paragraph 3.

5.Dividend and Voting Rights.

(a)     Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Paragraph 5(b) with respect to dividend equivalent rights) and no voting rights, with respect to the Restricted Stock Units and any shares of Common Stock underlying or issuable in respect of such Restricted Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.
(b)    Dividend Equivalent Rights. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with an additional number of Restricted Stock Units equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of Restricted Stock Units (including any dividend equivalents previously credited hereunder) (subject to adjustment as provided in Section 3.3 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend. Any Restricted Stock Units credited pursuant to the foregoing provisions of this Paragraph 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate. No crediting of Restricted Stock Units shall be made pursuant to this Paragraph 5(b) with respect to any Restricted Stock Units which, as of such record date, have either been paid or terminated.
6.Timing and Manner of Payment of Restricted Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the Restricted Stock Units subject to the Award, (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Restricted Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date. The Participant shall have no further rights with respect to any Restricted Stock Units that are paid or that terminate.

7.Tax Withholding. To the extent permitted by applicable law, upon any payment of the Restricted Stock Units subject to the Award, the Company shall automatically withhold (or otherwise reacquire) the appropriate number of whole shares of Common Stock, valued at their then Fair Market Value, to satisfy any withholding obligations of the Company or its Subsidiaries with respect to such payment at any applicable withholding rates. In the event that the Company cannot satisfy such withholding obligations by withholding (or reacquiring) shares of Common Stock, or in the event of any other withholding event with respect to the Award, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such payment or other withholding event.

8.No Effect on Capital Structure. This Award shall not affect the right of the Company or any affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

9.Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

10.Plan Controls. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms “Article” or “Section” generally refer to provisions within the Plan. The term “Paragraph” generally refers to a provision of this Agreement.

11.Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by the Company. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address identified in this Paragraph. The Company or the Participant may change, by written notice to the other, the address specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

Malibu Boats, Inc.
Attn: Chief Financial Officer
5075 Kimberly Way
Loudon, Tennessee 37774

Notices to the Participant shall be hand-delivered to the Participant on the premises of the Company or its affiliates, or mailed to the Participant’s last address shown on the records of the Company.
12.Information Confidential.

(a)As partial consideration for the grant of this Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

(b)The Company shall own all right, title, and interest to all ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, developments, innovations, and improvements developed or created by the Participant, either solely or jointly with others, during the term of the Participant’s employment that: (i) are reasonably related to the Company’s business; (ii) involve the Company’s actual or demonstrably anticipated research or development; (iii) result from any work performed by the Participant for the Company; or (iv) incorporate any of the Confidential Information (as defined below) (collectively, “Inventions”). The Participant shall immediately and confidentially communicate a description of any Inventions to the Company and to no other party at any time, and if the Company so desires, the Participant shall execute all documents and instruments and do all things as may be requested by the Company in order to forever vest all right, title and interest in such Inventions solely in the Company and to obtain such letters of patent, copyrights, registrations or other protections as the Company may, from time to time, desire. In addition, the Participant hereby assigns to the Company all right, title and interest of the Participant in and to any present Inventions made, devised, created, invented or discovered, in whole or in part, by the Participant.

(c)On the Grant Date and at all times thereafter, the Participant shall hold inviolate and keep secret all non-public documents, materials, knowledge or other confidential business or technical information of any nature whatsoever that the Company has maintained as confidential and that has been disclosed to or developed by him or to which he had access as a result of his association with the Company (“Confidential Information”). Such Confidential Information shall include non-public technical and business information, including, but not limited to, inventions, research and development, engineering, products, designs, manufacture, methods, systems, improvements, trade secrets, formulas, processes, marketing, merchandising, selling, licensing, servicing, pricing, investors, personnel information (including skills, compensation, experience and performance), customer lists and preferences, records, financial information, manuals and/or business plans and strategies. The Participant agrees that all Confidential Information shall remain the sole and absolute property of the Company, unless such information is or becomes publicly available or disclosed by lawful means. On the Grant Date and at all times thereafter, the Participant shall not use, disclose, disseminate, publish, reproduce or otherwise make available such Confidential Information to any person, firm, corporation or other entity, except for the purpose of performing services on behalf of the Company. Upon the termination of the Participant’s employment with the Company for any reason, the Participant shall (i) not use, disclose, disseminate, publish, reproduce or otherwise make available such Confidential Information to any person, firm, corporation or other entity, unless such information is or becomes publicly available or disclosed by lawful means; (ii) return to the Company all property that belongs to or is owned by the Company (including any computer, cell phone, personal digital assistant, keys, security cards, etc.); and (iii) return to the Company all documents, records, compositions, articles, devices, equipment, electronic storage devices and other items that disclose or embody Confidential Information, including all copies or specimens thereof (including electronic copies), whether prepared by him or by others, unless such information is or becomes publicly available or disclosed by lawful means. Nothing in this Agreement prohibits the Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant does not need the prior authorization to make any such reports or disclosures and is not required to notify the Company of such reports or disclosures.

13.Amendment. The Company, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Company in its sole discretion that is consistent with the Plan, including but not limited to an amendment to accelerate the vesting schedule set forth in Paragraph 3. All amendments must be in writing. The Company may not amend this

Agreement, however, without the Participant’s express agreement to any amendment that could adversely affect the material rights of the Participant.

14.Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

15.Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.

16.Clawback Policy. The Award is subject to the terms of the Company’s recoupment, clawback or similar policy, if any, as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Stock Units or other cash or property received with respect to the Award (including any value received from a disposition of the shares of Common Stock distributed in respect of the Restricted Stock Units).

17.Section 409A of the Internal Revenue Code. The Award is intended to comply with section 409A of the Code to the extent subject thereto, and shall be interpreted in accordance with section 409A of the Code and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision in the Plan or this Agreement to the contrary, to the extent it is determined that any payments under this Agreement constitute “deferred compensation” under section 409A of the Code that is payable on the Participant’s “separation from service” (as defined in section 409A of the Code), and that Participant is a “specified employee,” as such term is defined in section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under section 409A of the Code, the timing of such payments shall be delayed until the earlier of six months and one day after the Participant’s separation from service or the date of the Participant’s death, at which time the Company shall issue to the Participant all shares that the Participant would have otherwise received through the delayed payment date.

18.No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Restricted Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Paragraph 7 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first written above.
MALIBU BOATS, INC.

By:

Print Name:

Title:

PARTICIPANT

[Name]